Exhibit 99.1

NEWS RELEASE
Contact: Donna D’Amico-Annitto	486 North Oliver Road, Bldg. Z Newton, Kansas 67114 (316) 283-6500

PARK AEROSPACE CORP. REPORTS SECOND QUARTER RESULTS

Newton, Kansas, Thursday, October 9, 2025…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2026 fiscal year second quarter ended August 31, 2025. The Company will conduct a conference call to discuss its financial results and other matters at 5:00 p.m. EDT today. A live audio webcast of the event, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/qarc64p9 at 5:00 p.m. EDT today. The presentation materials will also be available at approximately 4:15 p.m. EDT today at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Park reported net sales of $16,381,000 for the 2026 fiscal year second quarter ended August 31, 2025 compared to $16,709,000 for the 2025 fiscal year second quarter ended September 1, 2024 and $15,400,000 for the 2026 fiscal year first quarter ended June 1, 2025. Park’s net sales for the six months ended August 31, 2025 were $31,781,000 compared to $30,679,000 for the six months ended September 1, 2024. Net earnings for the 2026 fiscal year second quarter were $2,404,000 compared to $2,066,000 for the 2025 fiscal year second quarter and $2,080,000 for the 2026 fiscal year first quarter. Net earnings were $4,484,000 for the current year’s first six months compared to $3,059,000 for last year’s first six months.

Net earnings before special items for the 2026 fiscal year second quarter were $2,404,000 compared to $2,092,000 for the 2025 fiscal year second quarter and $2,080,000 for the 2026 fiscal year first quarter. Net earnings before special items for the six months ended August 31, 2025 were $4,484,000 compared to $3,873,000 for last fiscal year’s first six months.

Adjusted EBITDA for the 2026 fiscal year second quarter was $3,401,000 compared to $3,206,000 for the 2025 fiscal year second quarter and $2,963,000 for the 2026 fiscal year first quarter. Adjusted EBITDA for the current fiscal year’s first six months was $6,364,000 compared to $5,816,000 for last fiscal year’s first six months.

During the 2026 fiscal year second quarter and first six months, the Company did not report any special items. During the 2025 fiscal year second quarter and first six months, respectively, the Company recorded $46,000 and $1,098,000 of pre-tax charges related to storm damage to the Company’s facilities in Newton, Kansas.

Park reported basic and diluted earnings per share of $0.12 for the 2026 fiscal year second quarter compared to $0.10 for the 2025 fiscal year second quarter and $0.10 for the 2026 fiscal year first quarter. Basic and diluted earnings per share before special items were $0.12 for the 2026 fiscal year second quarter compared to $0.10 for the 2025 fiscal year second quarter and $0.10 for the 2026 fiscal year first quarter.

Park reported basic and diluted earnings per share of $0.23 and $0.22, respectively, for the 2026 fiscal year’s first six months compared to $0.15 and $0.15, respectively, for the 2025 fiscal year’s first six months. Basic and diluted earnings per share before special items were $0.23 and $0.22, respectively, for the 2026 fiscal year’s first six months compared to $0.19 and $0.19, respectively, for the 2025 fiscal year’s first six months.

The Company will conduct a conference call to discuss its financial results at 5:00 p.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (877) 407-3982 in the United States and Canada, and (201) 493-6780 in other countries. The required passcode for attendance by phone is 13756197.

For those unable to listen to the call live, a conference call replay will be available from approximately 8:00 p.m. EDT today through 11:59 p.m. EDT on Thursday, October 16, 2025. The conference call replay will be available at https://edge.media-server.com/mmc/p/qarc64p9 and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page. It can also be accessed by dialing (844) 512-2921 in the United States and Canada, and (412) 317-6671 in other countries. The required passcode for accessing the replay by phone is 13756197.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's website at https://parkaerospace.com/shareholders/investor-conference-calls/.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include a special item, a charge related to storm damage. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures, including Adjusted EBITDA, and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to Adjusted EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. Park’s advanced composite materials include film adhesives (Aeroadhere®) and lightning strike protection materials (Electroglide®). Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite SigmaStrut™ and AlphaStrut™ product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s website at www.parkaerospace.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended

	August 31, 2025	September 1, 2024	June 1, 2025	August 31, 2025	September 1, 2024
Sales	$16,381	$16,709	$15,400	$31,781	$30,679

Net Earnings before Special Items[1]	$2,404	$2,092	$2,080	$4,484	$3,873
Special Item, Net of Tax:
Storm Damage Charge	-	(46)	-	-	(1,098)
Income Tax Effect on Pretax Special Items	-	20	-	-	284
Net Earnings	$2,404	$2,066	$2,080	$4,484	$3,059

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.12	$0.10	$0.10	$0.23	$0.19
Special Item:
Storm Damage Charge	-	-	-	-	(0.05)
Income Tax Effect on Pretax Special Items	-	-	-	-	0.01
Basic Earnings per Share	$0.12	$0.10	$0.10	$0.23	$0.15

Diluted Earnings before Special Items[1]	$0.12	$0.10	$0.10	$0.22	$0.19
Special Item:
Storm Damage Charge	-	-	-	-	(0.05)
Income Tax Effect on Pretax Special Items	-	-	-	-	0.01
Diluted Earnings per Share	$0.12	$0.10	$0.10	$0.22	$0.15

Weighted Average Shares Outstanding:
Basic	19,875	20,216	19,919	19,897	20,234
Diluted	19,986	20,291	19,968	19,977	20,331

[1] Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Condensed comparative balance sheets (in thousands):

	August 31, 2025	March 2, 2025
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$61,553	$68,834
Accounts Receivable, Net	12,640	12,903
Inventories	8,101	7,213
Prepaid Expenses and Other Current Assets	1,012	1,344
Total Current Assets	83,306	90,294

Fixed Assets, Net	21,403	21,650
Operating Right-of-use Assets	282	308
Other Assets	11,457	9,856
Total Assets	$116,448	$122,108

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$3,324	$2,513
Accrued Liabilities	1,250	1,318
Operating Lease Liability	42	40
Income Taxes Payable	125	5,390
Total Current Liabilities	4,741	9,261

Long-term Operating Lease Liability	296	318
Deferred Income Taxes	5,541	5,304
Other Liabilities	75	71
Total Liabilities	10,653	14,954

Shareholders’ Equity	105,795	107,154

Total Liabilities and Shareholders' Equity	$116,448	$122,108

Additional information
Equity per Share	$5.31	$5.36

Condensed comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended

	August 31, 2025	September 1, 2024	June 1, 2025	August 31, 2025	September 1, 2024

Net Sales	$16,381	$16,709	$15,400	$31,781	$30,679

Cost of Sales	11,265	11,952	10,682	21,947	21,823

Gross Profit	5,116	4,757	4,718	9,834	8,856
% of net sales	31.2%	28.5%	30.6%	30.9%	28.9%

Selling, General & Administrative Expenses	2,271	2,140	2,299	4,570	4,157
% of net sales	13.9%	12.8%	14.9%	14.4%	13.5%

Earnings from Operations	2,845	2,617	2,419	5,264	4,699

Storm Damage Charge	-	(46)	-	-	(1,098)
Interest and Other Income:	390	245	355	745	584

Earnings from Operations before Income Taxes	3,235	2,816	2,774	6,009	4,185

Income Tax Provision	831	750	694	1,525	1,126
Net Earnings	$2,404	$2,066	$2,080	$4,484	$3,059
% of net sales	14.7%	12.4%	13.5%	14.1%	10.0%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

Reconciliation of GAAP Net Earnings to Adjusted EBITDA

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended

	August 31, 2025	September 1, 2024	June 1, 2025	August 31, 2025	September 1, 2024
GAAP Net Earnings	$2,404	$2,066	$2,080	$4,484	$3,059
Adjustments:
Income Tax Provision	831	750	694	1,525	1,126
Interest and Other Income	(390)	(245)	(355)	(745)	(584)
Depreciation	455	488	456	911	927
Stock Option Expense	101	101	88	189	190
Special Item:
Storm Damage Charge	-	46	-	-	1,098
Adjusted EBITDA	$3,401	$3,206	$2,963	$6,364	$5,816